Exhibit 10.1

METABASIS THERAPEUTICS, INC.

AMENDMENT TO OFFER LETTER AND SEVERANCE AGREEMENT

This Amendment to Offer Letter and Severance Agreement (the “Amendment”) is hereby entered into by and between Tran Nguyen (“Employee”) and Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”) (each a “Party” and together, the “Parties”) effective as of October 12, 2009 (the “Effective Date”), and amends the Offer Letter dated February 17, 2009 between the Parties (the “Offer Letter”) and the Amended and Restated Severance Agreement between the Parties dated March 20, 2009 (the “Severance Agreement”).

WHEREAS, the Parties wish to amend the Offer Letter and the Severance Agreement, as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the Parties hereto as follows:

AGREEMENT

The Parties, intending to be legally bound, agree as follows effective as of the Effective Date:

1. Amendment of Offer Letter. The first full paragraph on page 2 of the Offer Letter is hereby amended and restated in its entirety to read as follows:

“We have budgeted $25,000 for your relocation expenses to san Diego. You will also be eligible for reimbursement for (A) the costs of corporate housing and weekly trips between San Francisco and San Diego for either yourself or your wife (the “Reimbursements”), each until further notice by the Compensation committee of the Company’s Board of Directors and (B) normal and customary closing costs (up to 2% of the new mortgage amount) on a new home purchase. On or after October 6, 2009, we will also pay you an additional payment (a “Gross-Up Payment”) in an amount such that after the payment of all taxes on the Reimbursements accrued on and after October 6, 2009 and any Gross-Up Payment, you shall retain an amount equal to such Reimbursements.

2. Amendment of Severance Agreement. Section 7(b) of the Severance Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Employee’s target bonus for the year in which the termination of his employment with the Company is effective.”

3. Miscellaneous Provisions.

3.1 Original Agreements. The Offer Letter and the Severance Agreement, as amended by this Amendment, shall continue in full force and effect after the date hereof.

3.2 Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in the Offer Letter or Severance Agreement, as amended by this Amendment, have been made or entered into by either party with respect to the subject matter of this Amendment.

3.3 Counterparts; Facsimile. This Amendment may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Amendment. Facsimile signatures shall have the same effect as original signatures.

3.4 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

3.5 Choice of Law. All questions concerning the construction, validity and interpretation of this Amendment will be governed by the law of the State of California.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized representative, effective as of the Effective Date.

COMPANY:

METABASIS THERAPEUTICS, INC.

By:	/s/ Mark D. Erion
Mark D. Erion, Ph.D.,
President, CEO, and CSO

EMPLOYEE:

/s/ Tran B. Nguyen
Tran Nguyen